UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 19, 2016

ASPIRITY HOLDINGS LLC

(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 432-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 19, 2016, the Board of Directors of Aspirity Holdings LLC (the “Company”), based on the recommendation of the Audit Committee of the Board of Directors, approved the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 and the dismissal of Baker Tilly Virchow Krause, LLP (“BTVK”). The dismissal of BTVK will become effective upon issuance by BTVK of its reports on the Company’s financial statements as of and for the year ended December 31, 2015 to be included in the filing of the related Annual Report on Form 10-K.

The audit reports of BTVK on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim periods through February 19, 2016, there were (1) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) with BTVK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of BTVK, would have caused them to make reference thereto in their reports on the financial statements for such years, and (2) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following: on a preliminary basis for the second quarter of 2015, and in connection with the sale of one of its subsidiaries to a third party, the Company initially proposed to record a gain of approximately $17.7 million. BTVK concluded that all gain recognition criteria had not been met and, accordingly, the Company agreed to defer the gain on sale. The final financial statements issued for the second quarter of 2015 and thereafter reflect such deferral.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has provided BTVK with a copy of this Current Report on Form 8-K and requested that BTVK furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. The letter from BTVK to the Securities and Exchange Commission dated as of February 19, 2016, is attached as Exhibit 16.1 to this Current Report.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim periods through February 19, 2016, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (1) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor did Deloitte provide written report or oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or (3) a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Baker Tilly Virchow Krause, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: February 23, 2016	By:	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its:	Vice President and Chief Financial Officer